Subordination Agreement


-----------------------------------------------------------------------------
Creditor(s):                                    Borrower(s):

1. RIVIERA HOLDINGS CORPORATION;               a. RIVIERA HOLDINGS CORPORATION;
2. RIVIERA OPERATING CORPORATION;              b. RIVIERA OPERATING CORPORATION;
3. RIVIERA GAMING MANAGEMENT, INC.;            c. RIVIERA BLACK HAWK, INC.;
4. RIVIERA GAMING MANAGEMENT OF COLORADO,      and
   INC.;                                       d. any other entity  hereafter
5. RIVIERA BLACK HAWK, INC.;                   made a "Borrower" under the
and                                            below-defined Loan Agreement in
6. any other  entity that is  hereafter        the manner set forth in Section
made a "Borrower or a "Guarantor"  under       6.19 thereof
the below-defined Loan Agreement in the manner set forth in Section 6.19 thereof, and executes and delivers this Subordination
Agreement or a joinder hereto as an additional
Creditor hereunder

Address:

c/o RIVIERA HOLDINGS CORPORATION
2901 Las Vegas Blvd. South
Las Vegas, Nevada 89109
Attn: Executive Vice President of Finance
Fax No. 702.794.9442


                                                ------------------------------
                                  Guarantor(s):

                                       a. each of the Borrowers;
                                       b. RIVIERA GAMING MANAGEMENT, INC.;
                                       c. RIVIERA GAMING MANAGEMENT OF COLORADO,
                                          INC.:
                                       and
                                       d. any other entity that is hereafter
                                       made a "Borrower" or a "Guarantor" under the below-defined Loan Agreement in the manner set forth in Section 6.19 thereof

-------------------------------------------------------------------------------

Dated as of July __, 2002

This Subordination Agreement is executed and delivered by the creditor(s) named above (individually and collectively, and jointly and severally, the "Creditor"), as of the above date, in favor of FOOTHILL CAPITAL CORPORATION ("Foothill"), whose address is 2450 Colorado Avenue, Santa Monica, California 90404, in Foothill's capacity as the Agent under the below-defined Loan Agreement for the benefit of the below-defined Lender Group. As used herein, the term "Loan Agreement" means that certain Loan and Security Agreement, dated as of substantially even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among the above-named borrower(s) (individually and collectively, and jointly and severally, the "Borrower"), the above-named guarantor(s) (individually and collectively, and jointly and severally, the "Guarantor"), the lenders identified in the Loan Agreement as the "Lenders", and Foothill Capital

Corporation, as the "Agent" under the Loan Agreement (the Lenders and the Agent are referred to herein, individually and collectively, as the "Lender Group").

     1. Subordination. To induce the Lender Group in its discretion to extend credit to the Borrower in accordance with the terms and conditions of the Loan Agreement, which credit is guarantied by the Guarantor (the Borrower and the Guarantor are referred to herein, individually and collectively, as the "Obligor"), the Creditor hereby agrees to subordinate and does hereby subordinate payment by the Obligor of any and all indebtedness of the Obligor, now or hereafter incurred, created or evidenced, to the Creditor, however such indebtedness may be hereafter extended, renewed or evidenced (together with all collateral, security and guarantees, if any, for the payment of any such indebtedness) (collectively, the "Junior Debt"), to the payment in full in cash to the Lender Group of any and all present and future indebtedness, liabilities, guarantees and other obligations, of every kind and description (including without limitation any interest, charges and other sums accruing after the filing of a petition by or against Obligor under the U.S. Bankruptcy Code), of the Obligor to the Lender Group under or in connection with the Loan Agreement or any other Loan Document (as such term is defined in the Loan Agreement)
(collectively, the "Senior Debt"), and the Creditor agrees not to ask for, demand, sue for, take or receive any payments with respect to all or any part of the Junior Debt or any security therefor, unless and until all of the Senior Debt have been paid and performed in full, except that if no default or event of default and no event which, with notice or passage of time or both, would constitute a default or event of default, has occurred under any documents or instruments evidencing or relating to the Senior Debt, both before and after giving effect to the following payments, then intercompany trading obligations and other regularly scheduled payments with respect to the Junior Debt may be made in the ordinary course of business; provided, further, that non-cash accruals in respect of the Junior Debt may be reflected in the respective books and records of Obligor and Creditor irrespective of the existence of any such default or event of default.

The word  "indebtedness"  is used  herein  in its most  comprehensive  sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Creditor represents and warrants to the Lender Group that the Obligor is now indebted to the Creditor in the amounts set forth on Schedule 1 attached hereto and under the notes and/or documents (if any) described on Schedule 1 attached hereto and that the same is all outstanding indebtedness owing from the Obligor to the Creditor (but the subordination set forth herein shall not be affected by any lack of any such
Schedule 1).

     2. Distribution of Assets. The Creditor further agrees that upon any distribution of the assets or readjustment of the indebtedness of the Obligor whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Junior Debt, or the application of the assets of the Obligor to the payment or liquidation thereof, the Lender Group shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and in order to enable the Lender Group to enforce its rights hereunder in any such action or proceeding, Agent (for the benefit of the Lender Group) is hereby irrevocably authorized and empowered in its discretion (but without any obligation on Agent's part) to make and present for and on behalf of the Creditor such proofs of claim against the Obligor on account of the Junior Debt as Agent (for the benefit of the Lender Group) may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt. The Creditor further agrees to execute and deliver to Agent (for the benefit of the Lender Group) such assignments or other instruments as may be required by the Lender Group in order to enable the Lender Group to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Junior Debt.

     3. Transfer of Subordinated Debt. The Creditor shall not sell, pledge, assign or otherwise transfer, at any time while this Agreement remains in effect, any rights, claim or interest of any kind in or to any of the Junior Debt, either principal or interest, without first notifying Agent (for the benefit of the Lender Group) and making such transfer expressly subject to this Subordination Agreement in form and substance satisfactory to Agent. The Creditor represents and warrants to the Lender Group that the Creditor has not sold, pledged, assigned or otherwise transferred any of the Junior Debt, or any interest therein or collateral or security therefor to any other person. The Creditor will concurrently endorse all notes and other written evidence of the Junior Debt with a statement that they are subordinated to the Senior Debt pursuant to the terms of this Agreement, in such form as Agent shall require, and the Creditor will exhibit the originals of such notes and other written evidence of the Junior Debt to Agent (for the benefit of the Lender Group) so that Agent can confirm that such endorsement has been made (but no failure to do any of the foregoing shall affect the subordination of the Junior Debt provided for herein, which shall be fully effective upon execution of this Agreement).

     4. The Lender Group's Rights. This is a continuing agreement of subordination and the Lender Group may continue, without notice to the Creditor, to extend credit or other accommodation or benefit and loan monies to or for the account of the Obligor in reliance hereon. The Lender Group may at any time, in its discretion, renew or extend the time of payment of all or any Senior Debt, modify the Senior Debt and any terms or provisions thereof or of any agreement relating thereto, waive or release any collateral which may be held therefor at any time, and make and enter into any such agreement or agreements as the Lender Group may deem proper or desirable relating to the Senior Debt, without notice to or further consent from the Creditor and without any manner impairing or affecting this Agreement or any of the Lender Group's rights hereunder. The Creditor waives notice of acceptance hereof, notice of the creation of any Senior Debt, the giving or extension of any credit by the Lender Group to the Obligor, or the taking, waiving or releasing of any security therefor, or the making of any modifications, and the Creditor waives presentment, demand, protest, notice of protest, notice of default, and all other notices to which the Creditor might otherwise be entitled. This Section 4 applies to each Creditor in its capacity as a creditor of the Obligor, and not in such Creditor's direct capacity as an Obligor.

     5. Revivor. If, after payment of the Senior Debt, the Obligor thereafter becomes liable to the Lender Group on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by the Lender Group, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between the Lender Group and the Creditor.

     6. Notices. Any notice which a party shall be required or shall desire to give to the other hereunder shall be given in the manner, to the address, and with the deemed effectiveness, as set forth in Section 12 of the Loan Agreement.

     7. General. This Agreement sets forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersedes all prior discussions, representations, agreements and understandings between the parties. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. In the event of any litigation between the parties based upon, arising out of, or in any way relating to this Agreement, the prevailing party shall be entitled to recover all of his costs and expenses (including without limitation attorneys'

fees) from the non-prevailing party. The parties agree to cooperate fully with each other and take all further actions and execute all further documents from time to time as may be reasonably necessary to carry out the purposes of this Agreement. At the Lender Group's option, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Los Angeles County, California, and Creditor consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Los Angeles County, California. This Agreement is being entered into, and shall be governed by the laws of the State of California. This Agreement shall be binding upon the Creditor and its successors and assigns and shall inure to the benefit of the Lender Group and the Lender Group's successors and assigns.

     8. Mutual Waiver of Jury Trial. the Lender Group and Creditor each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii) any other present or future instrument or agreement between the Lender Group and Creditor; or
(iii) any conduct, acts or omissions of the Lender Group or Creditor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with the Lender Group or Creditor; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

[remainder of page intentionally left blank; signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Creditor:

RIVIERA GAMING MANAGEMENT, INC.,          RIVIERA GAMING MANAGEMENT OF COLORADO,
a Nevada corporation.                     INC.; a Colorado corporation

By_______________________________           By_______________________________
Name:____________________________           Name:____________________________
Title: _____________________________        Title: _____________________________

RIVIERA HOLDINGS CORPORATION, a Nevada      RIVIERA BLACK HAWK, INC., a Colorado
corporation                                 corporation
By_______________________________           By_______________________________
Name:____________________________           Name:____________________________
Title: _____________________________        Title: _____________________________

RIVIERA OPERATING CORPORATION, a Nevada
corporation
By_______________________________
Name:____________________________
Title: _____________________________


Accepted:



FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for the benefit of the Lender Group

By_______________________________
Name:____________________________
Title: _____________________________

                               Obligor's Agreement

     The undersigned Obligor hereby acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees not to pay any Junior Debt, except as provided therein. In the event Obligor breaches this Agreement or any of the provisions of the foregoing Subordination Agreement, Obligor agrees that, in addition to all other rights and remedies the Lender Group has, all of the Senior Debt shall, at the Lender Group's option and without notice or demand, become immediately due and payable, unless the Lender Group expressly agrees in writing to waive such breach. No waiver by the Lender Group of any breach shall be effective unless in writing signed by the respective authorized officers of the requisite members of the Lender Group, and no such waiver shall be deemed to extend to or waive any other or subsequent breach. Obligor further agrees that, at any time and from time to time, the foregoing Subordination Agreement may be altered, modified or amended by the Lender Group and the Creditor without notice to Obligor and without further consent by Obligor.

Obligor:

RIVIERA GAMING MANAGEMENT, INC.,                 RIVIERA GAMING MANAGEMENT OF
 a Nevada corporation.                           Colorado, INC.; a Colorado
                                                 corporation

By_______________________________             By_______________________________
Name:____________________________             Name:____________________________
Title: _____________________________          Title: __________________________

RIVIERA HOLDINGS CORPORATION,                    RIVIERA BLACK HAWK, INC., a
a Nevada corporation                             Colorado corporation

By_______________________________             By_______________________________
Name:____________________________             Name:____________________________
Title: _____________________________          Title: __________________________

RIVIERA OPERATING CORPORATION, a Nevada corporation

By_______________________________
Name:____________________________
Title: _____________________________

                                                          SCHEDULE 1

                                                        [see attached]